UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2023

BROADMARK REALTY CAPITAL INC.

(RCC MERGER SUB, LLC, as successor by merger to Broadmark Realty Capital Inc.)

(Exact name of registrant as specified in its charter)

Maryland	001-39134	84-2620891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Fifth Avenue, Suite 2000 Seattle, Washington		98101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 971-0800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BRMK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

On May 31, 2023, Broadmark Realty Capital Inc. (the “Company”), a Maryland corporation, completed the previously announced merger with RCC Merger Sub, LLC (“Merger Sub” and, after the Effective Time, the “Company”), a Delaware limited liability company and a wholly owned subsidiary of Ready Capital Corporation (“Ready Capital”), a Maryland corporation, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of February 26, 2023 (the “Merger Agreement”), by and among the Company, Merger Sub and Ready Capital, pursuant to which the Company merged with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Merger”). The combined company will continue to operate under the name “Ready Capital Corporation”, and its shares of common stock, par value $0.0001 per share (“Ready Capital Common Stock”), will continue to trade on the New York Stock Exchange (the “NYSE”) under the ticker symbol “RC”. The following events took place in connection with the consummation of the Merger.

The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Current Report on Form 8-K does not purport to be complete and is subject and qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2023 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information provided in the Introduction and Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

On May 31, 2023, in connection with the consummation of the Merger, the Company terminated that certain Credit Agreement, dated as of February 19, 2021, by and among the Company, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended (the “Credit Agreement”). The termination of the Credit Agreement became effective on May 31, 2023.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided in the Introduction of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

On May 31, 2023, the Company, Merger Sub and Ready Capital consummated the Merger, pursuant to which the Company merged with and into Merger Sub, with Merger Sub continuing as the surviving company. The articles of merger contemplated by the Merger Agreement were filed with the State Department of Assessments and Taxation of Maryland and the certificate of merger contemplated by the Merger Agreement was filed with the Secretary of State of the State of Delaware, in each case, on May 31, 2023.

Merger Consideration. At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (excluding any shares held by Ready Capital, Merger Sub or by any subsidiary of Ready Capital, Merger Sub or the Company immediately prior to the Effective Time, which shares were automatically cancelled and retired and ceased to exist as of the Effective Time, with no consideration delivered or deliverable in exchange therefor (collectively, the “Cancelled Shares”)) was automatically converted into the right to receive (upon the surrender of the certificate representing such share or the surrender of a book-entry share, in accordance with the Merger Agreement) from Ready Capital 0.47233 (such number, the “Exchange Ratio”) shares of Ready Capital Common Stock, subject to adjustment, as provided in the Merger Agreement (the “Merger Consideration”). Cash will be paid in lieu of any fractional shares of Ready Capital Common Stock that would have been received as a result of the Merger.

Treatment of Outstanding Equity Awards. Each award of performance restricted stock units (each a “Company Performance RSU Award”) granted by the Company pursuant to its 2019 Stock Incentive Plan (the “Company Equity Plan”) was cancelled as of immediately prior to the Effective Time, with the holder thereof entitled to receive a number of shares of Ready Capital Common Stock equal to the product of (i) the number of shares of Company Common Stock subject to such Company Performance RSU Award based on the achievement of the applicable performance metric measured as of immediately prior to the Effective Time and (ii) the Exchange Ratio.

Each award of restricted stock units that is not a Company Performance RSU Award granted pursuant to the Company Equity Plan (each a “Company RSU Award”) was assumed by Ready Capital and converted into an award of restricted stock units with respect to a number of shares of Ready Capital Common Stock, equal to the product of (i) the total number of shares of Company Common Stock subject to such Company RSU Award as of immediately prior to the Effective Time and (ii) the Exchange Ratio (rounded to the nearest whole share), on the same terms and conditions as were applicable to such Company RSU Award as of immediately prior to the Effective Time.

Treatment of Outstanding Warrants. Each holder of a warrant (whether designated as public warrants, private warrants or otherwise) representing the right to purchase shares of Company Common Stock pursuant to that certain Warrant Agreement, dated as of May 14, 2018 (the “Company Warrant Agreement”), by and between Trinity Merger Corp. and Continental Stock Transfer & Trust Company, as amended (each a “Company Warrant”), was permitted to exercise such Company Warrant at any time prior to the Effective Time in exchange for Company Common Stock, in accordance with, and subject to, the terms and conditions of the Company Warrant Agreement. Following the Effective Time, each Company Warrant that is outstanding as of the Effective Time shall remain outstanding and entitle each holder thereof to receive, upon the exercise of such Company Warrant, the kind and amount of Merger Consideration that such holder would have been entitled to receive had such holder exercised such Company Warrant immediately prior to the Effective Time.

The definitive joint proxy statement/prospectus, filed with the SEC on April 20, 2023, and the supplemental disclosures on the Company’s Current Report on Form 8-K, filed with the SEC on May 23, 2023, contain additional information about the Merger and the other transactions contemplated by the Merger Agreement, including information concerning the interests of directors and executive officers of the Company in the Merger.

The Merger Agreement previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 28, 2023 is incorporated herein by reference. The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information provided in the Introduction and Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.01 by reference.

On May 31, 2023, in connection with the consummation of the Merger, the Company notified the NYSE that articles of merger were filed with the State Department of Assessments and Taxation of Maryland and a certificate of merger was filed with the Secretary of State of the State of Delaware, in each case, to effect the Merger. The Company requested that the NYSE file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 in order to initiate the delisting of Company Common Stock from the NYSE and the deregistration of Company Common Stock under Section 12(b). As a result, trading of Company Common Stock, which traded under the ticker symbol “BRMK” on the NYSE, was suspended prior to the opening of trading on the NYSE on May 31, 2023.

The Company intends to file a certification on Form 15 with the SEC requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to Company Common Stock be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

The information provided in the Introduction, Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

At the Effective Time, each holder of a share of Company Common Stock that was outstanding immediately prior to the Effective Time (other than the Cancelled Shares) shall cease to have any rights with respect thereto, except the right to receive (i) the Merger Consideration, (ii) any dividends or other distributions in accordance with the Merger Agreement and (iii) any cash to be paid in lieu of any fractional shares of Ready Capital Common Stock in accordance with the Merger Agreement, in each case, to be issued or paid in consideration therefor upon the surrender of the certificate representing such share or the surrender of a book-entry share, in accordance with the Merger Agreement.

The rights of holders of Ready Capital Common Stock are governed by Ready Capital’s Articles of Amendment and Restatement, as amended, including the Articles Supplementary thereto, and Ready Capital’s Amended and Restated Bylaws. The description of Ready Capital Common Stock has previously been set forth in the section entitled “Description of Ready Capital Stock” in the definitive joint proxy statement/prospectus, which section is hereby incorporated into this Item 3.03 by reference.

Item 5.01.	Changes in Control of Registrant.

The information provided in the Introduction, Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

On May 31, 2023, pursuant to the Merger Agreement, the Company merged with and into Merger Sub, with Merger Sub continuing as the surviving company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in the Introduction and Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

As of the Effective Time, as contemplated by the Merger Agreement (and not because of any disagreement with the Company), the Company’s directors ceased serving in such capacity. These directors are Jeffrey B. Pyatt, Stephen G. Haggerty, Daniel J. Hirsch, David A. Karp, Norma J. Lawrence, Kevin M. Luebbers and Pinkie D. Mayfield. In addition, at the Effective Time, each of the executive officers of the Company, Jeffrey B. Pyatt, Jonathan Hermes, Kevin M. Luebbers and Nevin Boparai, ceased to be an executive officer of the Company.

As of the Effective Time, as contemplated by the Merger Agreement, the Company’s 2019 Stock Incentive Plan was terminated.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated February 26, 2023, by and among Broadmark Realty Capital Inc., Ready Capital Corporation and RCC Merger Sub, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-39134) filed with the SEC on February 28, 2023).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

RCC MERGER SUB, LLC

	By:	Ready Capital Corporation, its sole member

Date: May 31, 2023	By:	/s/ Thomas E. Capasse
	Name:	Thomas E. Capasse
	Title:	Chairman & Chief Executiev Officer of the sole member